Exhibit 99.1

PAYPHONE WIND DOWN CORPORATION

STATEMENT OF NET ASSETS IN LIQUIDATION

DECEMBER 31, 2009

(Unaudited)

ASSETS
Cash	$1,034,424
Cash, restricted	90,153
Accounts receivable	4,740,642
Deposits	10,000
Total assets	5,875,219

LIABILITIES
Estimated costs to be incurred during liquidation	1,010,856
Accounts payable	1,410,650
Accrued expenses	3,763,119
Accrued property, excise and sales taxes	66,033
Total liabilities	6,250,658

Deficiency in net assets in liquidation	$(375,439)

The accompanying notes are an integral part of these financial statements.

PAYPHONE WIND DOWN CORPORATION

STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited)

	2009	2008
PRE-LIQUIDATION OPERATIONS
Revenues
Coin calls	$—	$—
Non-coin calls	—	—
Other payphone revenues	—	—
Total revenues	—	—

Operating expenses
Direct cost of payphone operations	—	—
Selling, general and administrative	—	—
Total operating expenses	—	—

Loss from operations	—	—

Other income, net	141,124	168,660

Income from pre-liquidation operations	141,124	168,660

LIQUIDATION ACTIVITIES
Administrative expenses incurred after entering liquidation	(685,288)	(580,408)
Net realized gain on sale of assets and liabilities	—	—
Net income (loss) in liquidation	(685,288)	(580,408)

Net increase (decrease) in net assets	(544,164)	(411,748)

Shareholders’ equity at beginning of period	168,725	580,473

Net assets (deficiency) in liquidation at December 31, 2009 and 2008	$(375,439)	$168,725

The accompanying notes are an integral part of these financial statements.

PAYPHONE WIND DOWN CORPORATION

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2009

NOTE A—BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OUR STATEMENTS CONTAINED IN THIS REPORT THAT ARE NOT HISTORICAL FACTS ARE, OR MAY BE DEEMED TO BE, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS (“CAUTIONARY STATEMENTS”) INCLUDE BUT ARE NOT LIMITED TO OUR ABILITY TO ACCURATELY ESTIMATE THE EXPENSES ASSOCIATED WITH EXECUTING OUR PLAN OF DISSOLUTION AND ANY STATEMENTS REGARDING LIQUIDATING DISTRIBUTIONS, IF ANY, TO OUR STOCKHOLDERS.  ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON BEHALF OF THE COMPANY ARE EXPRESSLY QUALIFIED BY SUCH CAUTIONARY STATEMENTS.  WE ARE UNDER NO DUTY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS REPORT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS OR TO CHANGES IN OUR EXPECTATIONS.

The Company

Payphone Wind Down Corporation (“we,” “us,” “our,” or the “Company”), formerly ETS Payphones, Inc. (“ETS”), is a Delaware corporation that operated, serviced, and maintained a system of payphones, concentrated primarily in the Eastern and Southern United States (other than Florida), as well as the District of Columbia and Puerto Rico. The Company also provided other telecommunications products to certain of its clients. Pursuant to the Annual Meeting of Stockholders held on February 15, 2006, the stockholders of the Company approved, among other things, the winding down of our operations following the sale of substantially all of our assets to Empire Payphones, Inc. (“Empire”), pursuant to an Asset Sale Agreement dated November 1, 2005 (the “Asset Sale Agreement”). The Board of Directors of the Company (the “Board of Directors”) approved the dissolution on October 31, 2005 subject to stockholder approval and consummation of the Asset Sale Agreement. On February 9, 2007, pursuant to the First Amendment to the Asset Sale Agreement, dated as of February 9, 2007 (the “First Amendment”), the parties finalized the Asset Sale Agreement and agreed that the closing date would be deemed effective as of December 31, 2006 (the “Closing Date”). However, for financial reporting purposes, the Company has deemed the sale date to be concurrent with the closing, February 9, 2007, and accordingly, has recorded the sale of the assets on that date. On February 12, 2007, the Company amended the Certificate of Incorporation of the Company to change the name of the Company to “Payphone Wind Down Corporation” from ETS Payphones, Inc. In order to accomplish the liquidation and dissolution, on February 14, 2007, the Board of Directors filed a Certificate of Dissolution of the Company (“Certificate of Dissolution”) with the Delaware Secretary of State to dissolve the Company. Since February 9, 2007, the Company’s activities have been limited solely to those incidental to effecting its dissolution, including the investment of any funds being held in reserve and the distribution of its remaining assets to its stockholders.  Pursuant to Delaware General Corporation Law, we continue to exist for the purpose of prosecuting and defending suits, discharging liabilities and enabling us to distribute to our stockholders any remaining assets.

Upon the filing of the Certificate of Dissolution with the State of Delaware, the Company ordered the transfer agent to close the stock transfer books to discontinue recording transfers of the Company’s common stock at the close of business on February 13, 2007 (the “Final Record Date”). As a result of the approval by the Company’s stockholders of the sale of substantially all of the assets of the Company and approval of the liquidation and dissolution of the Company following the closing of the sale, the Company changed its basis of accounting to the liquidation basis of accounting as of January 1, 2006. If the Company elected to continue to use the going concern basis of accounting to present its operations for the period January 1, 2006 through February 14, 2006, the effect would be immaterial.

Basis of Accounting

As a result of our shareholders’ approval of the sale of substantially all of the Company’s assets and the imminent nature of the liquidation of our Company, the Company adopted the liquidation basis of accounting effective January 1, 2006. The liquidation basis of accounting is considered appropriate when, among other things, liquidation of a company is probable and the net realizable values of assets are reasonably determinable. Under this basis of accounting, assets are valued at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. For financial statement presentation purposes, liquidating activities are limited to those relating to the revaluation and disposition of assets and liabilities as well as costs incurred or expected to be incurred specifically as a result of liquidation.

The valuation of assets at their net realizable value and liabilities at their anticipated settlement amounts requires many estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.   In addition, there are substantial risks and uncertainties associated with carrying out the dissolution and liquidation plan. The carrying amounts presented in the accompanying Statement of Net Assets in Liquidation represent estimates, based on present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the dissolution and liquidation plan.   With regard to the liquidating activities, the amounts ultimately realizable from the disposition of the remaining assets, including costs to be incurred in connection with the liquidation, or the amounts that creditors will agree to accept in settlement of the obligations due them, may differ materially from the estimated or other amounts shown in the accompanying financial statements, and the estimates are subject to material change in the near term. The actual values and costs are expected to differ from the amounts shown herein and could be greater or lesser than the amounts recorded. Accordingly, it is not possible to predict the aggregate amount, if any, that will ultimately be distributable to shareholders.

Estimated Costs to be Incurred During Liquidation

Under the liquidation basis of accounting, we accrue for the remaining costs to be incurred during liquidation, including compensation and severance for the remaining employees, board fees, fees of professional service providers, and miscellaneous other costs. Such costs were estimated at $1,010,856 as of December 31, 2009.  Our estimates are based on assumptions regarding our ability to settle outstanding obligations to creditors, resolve outstanding litigation, and the timing of distributions to shareholders. If there are delays, or we are not successful, in achieving these objectives, actual costs incurred may increase, reducing net assets available in liquidation.

Sale of the Company; Winding Down of Operations

As reported in the Form 8-K filed November 7, 2005 (the “November 7 Form 8-K”) and the Definitive Proxy Statement, filed on January 4, 2006 (the “Definitive Proxy Statement”), the Company entered into the Asset Sale Agreement and related agreements including a security agreement and a promissory note to sell substantially all of its operating assets to Empire. The assets sold to Empire included, subject to certain exclusions, the Company’s payphones and related equipment, miscellaneous equipment, furniture, fixtures, general supplies, computers, software, promotional materials, customer lists, tools and spare parts inventory used in the operation of the business (the “Sale Assets”), contracts related to the Sale Assets, all of the Company’s interest in and to certain pay telephone numbers, trade names, trademarks and other intellectual property. In addition, as reported in the November 7 Form 8-K and in the Definitive Proxy Statement, the Company also entered into a Management Services Agreement effective November 1, 2005 (“Management Services Agreement”), with Empire pursuant to which Empire provided management services and funded the operational losses of the Company pending consummation of the sale transaction.

As reported in the Form 8-K filed February 15, 2007 (the “February 15, 2007 Form 8-K”), on February 9, 2007, the Asset Sale Agreement was amended pursuant to the First Amendment. The First Amendment amended the Asset Sale Agreement to, among other things, specify that the remaining purchase price to be paid to the Company pursuant to the Asset Sale Agreement was $1,827,966 (the “Remaining Purchase Price”). The First Amendment provided that the Remaining Purchase Price was in full and final satisfaction of the remaining unpaid amount of (i) the Purchase Price (as defined in the Asset Sale Agreement) remaining under the Asset Sale Agreement through December 31, 2006 and (ii) any Shortfall Advances (as defined in the Management Services Agreement) accrued through December 31, 2006 pursuant to the Management Services Agreement. Pursuant to the First Amendment, the Company and Empire agreed that for purposes of the Asset Sale Agreement, the Closing Date would be deemed to be effective as of December 31, 2006.

Pursuant to the terms of the Asset Sale Agreement, as amended by the First Amendment, the Company received $802,966 in cash on February 9, 2007, and a secured Promissory Note, dated as of December 31, 2006, from Empire in the principal amount of $1,025,000. The Promissory Note contained a guaranty by Manhattan Telecommunications Corporation of certain obligations of Empire under the Promissory Note. On August 29, 2007, Empire paid the then outstanding balance of the Promissory Note in full.

The aggregate consideration received by the Company in connection with the transaction was approximately $4.5 million.

Stockholder Approval

Pursuant to the Annual Meeting of Stockholders held February 15, 2006, the stockholders of the Company approved, among other things, the sale of substantially all of our assets to Empire and the winding down of our operations.  In order to accomplish the liquidation and dissolution of the Company, in accordance with Delaware General Corporation Law, the Board of Directors adopted a plan of dissolution. Pursuant to the plan of dissolution, on February 14, 2007, the Company filed a Certificate of Dissolution with the Delaware Secretary of State to dissolve the Company.

Once a corporation is dissolved under Delaware law, its existence is automatically continued for a term of three years, or for such longer period as the Delaware Court of Chancery directs, solely for the purpose of winding down its business. The process of winding down includes: (1) the prosecution and defense of lawsuits, if any; (2) the settling and closing of any business; (3) the disposition and conveyance of any property; (4) the discharge of any liabilities; and (5) the distribution of any remaining assets to the stockholders.

Pursuant to Delaware law, the Company continues to exist for the purpose of prosecuting and defending suits, discharging liabilities and enabling us to distribute to our stockholders any remaining assets. Since February 9, 2007, the Company’s activities have been limited solely to those incidental to effecting its dissolution, including the investment of any funds being held in reserve and the distribution of its remaining assets to its stockholders. After the consummation of the Asset Sale Agreement, the remaining assets and properties of the Company consist primarily of cash and certain receivables. Pursuant to the Asset Sale Agreement, the Company reduced its number of employees significantly, with most employees being hired by Empire and other employees being terminated. As of December 31, 2009, only three directors and two employees (one of whom is a director) remain. The remaining staff will be principally engaged in dealing with the winding down and dissolution of the Company.

As part of the dissolution of our Company, the Board of Directors may at any time delegate the wind down and management of our Company to a third party, including possibly a liquidating trust, to complete the liquidation of our remaining assets and distribute the proceeds to the stockholders. In addition to the employment agreements with our existing employees, we may pay our officers, directors, employees or agents additional compensation for services rendered in the dissolution.

The Company cannot predict with certainty the precise amount of the liquidation distribution to stockholders, if any. The Company has not established a firm timetable for distributions to its stockholders. However, the Board of Directors intends, subject to contingencies inherent in winding down the Company’s business, to make such distributions as promptly as practicable. The timing of any distribution will depend on and could be delayed by, among other things, obstacles with pending litigation. Any delays could substantially diminish amounts available for distribution to our stockholders.

As a result of future expenses that will be incurred, both anticipated and not anticipated, dissolution and liquidation may not provide value to the Company’s stockholders or result in any remaining capital for distribution to its stockholders. In addition, claims, liabilities and expenses during the pending litigation will continue to be incurred which will reduce the amount of assets available for distribution. Any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Final Record Date except as may be necessary to reflect subsequent transfers recorded on our books as a result of assignments by will, intestate succession or operation of law.

Close of Stock Transfer Books

Upon the filing of a Certificate of Dissolution with the State of Delaware, the Company ordered the transfer agent to close the stock transfer books to discontinue recording transfers of the Company’s common stock at the close of business on the Final Record Date. As such, no transfers of the Company’s common stock will be recorded except transfers as a result of assignments by will, intestate succession or operation of law.

NOTE B—OTHER INCOME

Other income for the years ended December 31, 2009 and 2008 consists of the following:

2009

Interest income	$3,398
Loss recovery and other legal settlements	88,371
Tax refunds	41,580
Other miscellaneous income items	7,775

$141,124

2008

Interest income	$45,936
Loss recovery and other legal settlements	116,837
Other miscellaneous income items	5,887

$168,660

NOTE C - VALUATION OF ASSETS AND LIABILITIES

Due to the Company changing to the liquidation basis of accounting, the valuation of assets and liabilities has been adjusted to reflect the amounts expected in liquidation. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amounts requires many estimates and assumptions. In addition, there are substantial risks and uncertainties associated with carrying out the liquidation of the Company’s existing operations. The carrying amounts presented in the accompanying Statement of Net Assets in Liquidation represent estimates, based on present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the dissolution and liquidation plan. The actual values and costs may differ from the amounts shown herein and could be greater or lesser than the amounts recorded. Accordingly, it is not possible to predict the aggregate amount, if any, that will ultimately be distributable to shareholders.

NOTE D — ACCOUNTS RECEIVABLE

As shown in the table below, the accounts receivable balance consists of liabilities which were assumed by Empire pursuant to the Sale Agreement and First Amendment that are accounted for pursuant to guidelines set forth in SFAS 140 — Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.  We have recorded these items as accounts receivable and corresponding liabilities are also reflected on the Statement of Net Assets in Liquidation.

Liabilities assumed by Empire but not derecognized:
Commissions and bonuses	$3,351,917
Accounts payable	1,337,589
Other	51,136
Total accounts receivable	$4,740,642

NOTE E - FACTORS TO CONSIDER

The following characteristics of our status as a non-operating company may have a material impact upon our future financial condition.

Dissolution; Winding Down and Liquidation, Closing of Stock Record Book.

Pursuant to the Annual Meeting of Stockholders held February 15, 2006, the stockholders of the Company approved, among other things, the sale of substantially all of our assets to Empire pursuant to the Asset Sale Agreement and the winding down of our operations following the sale of substantially all of our assets to Empire. The consummation of the Asset Sale Agreement occurred as of December 31, 2006. Our activities are limited to prosecuting and defending suits and discharging liabilities. As a result of future expenses that will be incurred, both anticipated and not anticipated, dissolution and liquidation may not provide value to our stockholders or result in any remaining capital for distribution to our stockholders. The stock transfer books of the Company have been closed and a Certificate of Dissolution has been filed with the Delaware Secretary of State. Any distributions made by us shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of assignments by will, intestate succession or operation of law. We cannot assure the stockholders of the amount, if any, or timing of any distribution to our stockholders as a result of the dissolution.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution out of the liquidation to stockholders.

Claims, liabilities and expenses incurred during the wind down process, such as payroll, legal, accounting and consulting fees and miscellaneous office expenses, will reduce the amount of assets available for future distribution out of the liquidation to stockholders. If available cash and amounts received on the sale of non-cash assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute out of the liquidation any cash at all, to our stockholders.

We filed a Certificate of Dissolution with the Secretary of State of the State of Delaware effective February 14, 2007. Pursuant to Delaware General Corporation Law, we continue to exist for the purpose of prosecuting and defending suits, discharging liabilities and enabling us to distribute to our stockholders any remaining assets. Under Delaware General Corporation Law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts that may be established in connection with the dissolution) in the dissolution, this means that a stockholder could be required to return all distributions previously made to such stockholder and receive nothing from us under the plan of dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. While we will endeavor to make adequate reserves for all known, contingent, and unknown liabilities, there is no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.

We will continue to incur the expenses of complying with certain public company reporting requirements.

During the aforementioned period of dissolution, and consistent with the guidance provided by Exchange Act Release No. 34-9660 (June 30, 1972), we will file current reports on Form 8-K to disclose material financial information and material events relating to our liquidation and dissolution.

Our Board of Directors may at any time turn management of the liquidation of the Company over to a third party, and some or all of our directors may resign from our board at that time.

Our Board of Directors may at any time turn our management over to a third party to complete the liquidation of any remaining assets, satisfaction of any remaining liabilities and distribute any available proceeds to our stockholders, and some or all of our directors may resign from our board at that time. Our Board of Directors currently consists of Guy A. Longobardo, our Chief Executive Officer and Chairman of the Board, Michael H. McClellan, a former officer who is currently providing consulting services to the Company, and Michael H. Buck. If management is turned over to a third party and all of our directors resign from our board, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets.

If we are deemed to be an investment company, we may be subject to substantial regulation that would cause us to incur additional expenses and reduce the amount of assets available for distribution.

If we invest our cash and/or cash equivalents in investment securities, we may be subject to regulation under the Investment Company Act of 1940. If we are deemed to be an investment company under the Investment Company Act because of our investment securities holdings, we must register as an investment company under the Investment Company Act. As a registered investment company, we would be subject to the further regulatory oversight of the Division of Investment Management of the Securities and Exchange Commission, and our activities would be subject to substantial regulation under the Investment Company Act. Compliance with these regulations would cause us to incur additional expenses, which would reduce the amount of assets available for distribution to our stockholders. To avoid these compliance costs, we intend to invest our cash proceeds in money market funds and government securities, which are exempt from the Investment Company Act but which currently provide a very modest return.

Legal Proceedings

The Company is involved from time to time in lawsuits that arise in the ordinary course of our business. In March 2006 Commercial Payphones, Inc., a Florida corporation, initiated a lawsuit against the Company in state court in Dade County, Florida for an alleged violation of a non-compete agreement alleging damages in excess of $15,000. We do not believe the allegations have legal merit and are vigorously defending the action. However, we cannot predict with certainty the outcome or effect of this litigation.